Exhibit 8.1

December 14, 2005

To the Persons Listed on

Schedule A Hereto

Re:	BNSF Funding Trust I Prospectus Supplement Dated December 14, 2005

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to Burlington Northern Santa Fe Corporation, a Delaware corporation (“BNSF”), and BNSF Funding Trust I, a Delaware statutory trust (the “Trust”), in connection with the issuance by the Trust of certain preferred securities (the “Trust Preferred Securities”) and common securities (the “Trust Common Securities”), as further described in the Prospectus Supplement dated December 14, 2005 (the “Prospectus Supplement”), which forms a part of the Registration Statement on Form S-3 (Registration Number 333-130214) filed with the Securities and Exchange Commission (the “Registration Statement”). Defined terms used but not defined herein have the meanings given to them in the Prospectus Supplement.

In such capacity, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this opinion, including without limitation (i) the Prospectus Supplement; (ii) the Registration Statement; (iii) the indenture; (iv) the declaration of trust; (v) the guarantee; (vi) the form of the notes; and (vii) the form of the Trust Preferred Securities certificate. We have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We have assumed the due authorization, execution and delivery of all agreements submitted to us and that such agreements are valid and binding on the parties thereto. We have assumed that all parties to such agreements will comply with the terms thereof, and that there are no agreements or understandings with respect to the matters considered herein except as described in the documents referred to above. Further, we have assumed that the Trust will be duly formed and validly existing under Delaware law.

SIDLEY AUSTIN BROWN & WOOD LLP IS AN ILLINOIS LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION WITH OTHER SIDLEY AUSTIN BROWN & WOOD PARTNERSHIPS

SIDLEY AUSTIN BROWN & WOOD LLP	CHICAGO

To the Persons Listed on

Schedule A Hereto

December 14, 2005

Based on and subject to the foregoing, we confirm that the statements contained in the Prospectus Supplement under the caption, “Certain United States Federal Income Tax Considerations,” to the extent that they constitute matters of United States federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects under existing law and the assumptions stated therein.

In rendering this opinion, we have considered the applicable provisions of the Code, the Treasury Regulations, pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Treasury Regulations and such judicial authorities, rulings, and administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.

The opinion set forth above is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinion expressed above, including any changes in applicable law which may hereafter occur. This opinion letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion letter is rendered only to those to whom it is addressed and may not be relied on, circulated, quoted or otherwise referred to in any manner by any person without our prior written consent. We consent to the attachment of this opinion letter as an exhibit to the Registration Statement.

Very truly yours,

SIDLEY AUSTIN BROWN & WOOD LLP	CHICAGO

To the Persons Listed on

Schedule A Hereto

December 14, 2005

Schedule A

Burlington Northern Santa Fe Corporation

BNSF Funding Trust I

2650 Lou Menk Drive

Fort Worth, Texas 76131-2830

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Goldman, Sachs & Co.

Banc of America Securities LLC

Barclays Capital Inc.

J.P. Morgan Securities Inc.

Wachovia Capital Markets, LLC

c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10004

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